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                                                                  Exhibit 10.81


                                AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT


     AMENDMENT NO. 1, dated as of December 19, 1997 (this "Amendment No. 1"), to the Employment Agreement, dated as of April 7, 1997 (the "Original Employment Agreement"), by and between Ambassador Apartments, Inc., a Maryland corporation (the "Employer"), and Debra A. Cafaro (the "Executive").

                                  RECITALS:

        WHEREAS, the Company and the Executive entered into the Original Employment Agreement; and

        WHEREAS, the Employer wishes to retain the services of Executive; and

        WHEREAS, the Company and Executive have agreed to amend the Original Employment Agreement as hereinafter described.

        NOW, THEREFORE, the Original Employment Agreement is hereby amended as follows:

        1. A new Section 3(j) is added to the Original Employment Agreement immediately following Section 3(i) thereof, as follows:

                (j) The Employer shall pay Executive, on or before December 31, 1997, a retention payment of $325,000. If, an only if, Executive voluntarily resigns her employment before May 1, 1998, Executive will return a portion of the net amount of such retention payment to Employer in accordance with the following schedule:


              Voluntary Resignation Date          Net Amount to be Returned

              On or before February 1, 1998       100%
              On or before March 1, 1998           75%
              On or before April 1, 1998           50%
              On or before May 1, 1998             25%


        Notwithstanding anything to the contrary contained herein: (i) in no event will any such return of any portion of such retention payment occur if Employer terminates the Employment Term Without Cause, if Employer terminates the Employment Term with Cause, if Executive's employment terminates due to disability or if Executive terminates this Agreement with Good Reason, regardless of when such event occurs, and
        (ii) from and


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        after May 1, 1998, Executive will have no obligation to refund any portion of such retention payment under any circumstances.

        2. The first paragraph of Section 4 of the Original Employment Agreement is hereby deleted in its entirety and the following paragraph is substitued therefor:

                4. CHANGE OF CONTROL COMPENSATION. On only one occasion, in the event of a Change of Control of Employer during the Employment Term or within 6 months after a termination of the Employment Term by Employer pursuant to Sections 5(a)(i) or 5(a)(iii) in contemplation of such Change of Control or by Executive pursuant to Section 5(b)(i), Employer shall pay to Executive, within 30 days after the date of such Change of Control, in one lump sum, subject to withholding for applicable federal, state and local taxes, an amount equal to (a) if the Change of Control occurs before December 31, 1997, $700,000; and
        (b) if the Change of Control occurs after December 31, 1997, two times the sum of (i) Executive's Base Compensation for the prior calendar year and (ii) Executive's Bonus with respect to the prior calendar year, and any retention payments paid or payable to Executive within the twelve month period prior to the Change of Control, in each case, annualized if the Employment Term was less than a full year in such year (which, as of 12/19/97, totals $1.1 million) ("Change of Control Compensation"); provided, however, Executive may, at her election, and only at her election, (i) extend the otherwise effective duration of the covenants under Section 6(b) (excluding those relating to the private practice of law) by up to an additional 24 months, in exchange for a payment to her by Employer of $24,000 per month with respect to the first 12 months of such extension and $12,000 per month with respect to the next 12 months of such extension, payable in the same manner and at the same time as the Change of Control Compensation; and provided further that Executive agrees to and accepts an offsetting reduction, on a dollar-for-dollar basis, in the Change of Control Compensation and in no event shall the aggregate amount of such additional payments exceed the amount by which the Change of Control Compensation is so reduced or, in the alternative, (ii) elect to terminate the Employment Term pursuant to Section 5(b)(i), whereby the Termination Compensation payable in respect thereto shall reduce the Change of Control Compensation on a dollar-for-dollar basis by the amount of the Termination Compensation received by her. Any such election by Executive shall be made within thirty days after a Change of Control.

        3. Except as amended by this Amendment No. 1, the Original Employment Agreement remains ratified and in full force and effect. All references to the "Agreement" contained herein and therein shall mean and refer to the Original Employment Agreement as amended hereby.


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        IN WITNESS WHEREOF, the Employer and the Executive have executed this
Amendment No. 1 as of the date and year first above written.

                                 AMBASSADOR APARTMENTS, INC.


                                 By:__________________________________________
                                     Name:   David M. Glickman
                                     Title:Chairman and Chief Executive Officer



                                    _________________________________________
                                    Debra A. Cafaro








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